Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Where Food Comes From, Inc. of our report dated February 20, 2025, relating to our audit of the December 31, 2024 financial statements of Where Food Comes From, Inc.

/s/ Haynie & Company

Littleton, Colorado

December 8, 2025